UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2023

YIELD10 BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	YTEN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
As previously disclosed, on May 18, 2023, the Nasdaq Listing Qualifications Department (the “Staff”), informed Yield10 Bioscience, Inc. (the “Company”) that it did not comply with the minimum stockholders’ equity requirement of at least $2,500,000 pursuant to Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”). The Staff granted the Company’s request for an extension until September 30, 2023, which was subsequently extended until November 14, 2023, to comply with Rule 5550(b)(1).
On November 15, 2023, the Company received a notice from Nasdaq of the Staff’s determination that the Company had not met the terms of such extension. Specifically, the Company did not complete a capital raising transaction of up to $12,000,000, and the Company has not yet finalized a definitive investment and offtake agreement for low-carbon intensity Camelina feedstock oil with Marathon Petroleum Corporation ("Marathon") or converted an outstanding $1,000,000 note issued to Marathon into the Company's common stock. The Company has requested an appeal of the Staff’s determination and submitted a hearing request to the Nasdaq Hearings Panel (the “Panel”), which request stays any delisting action by the Staff until the hearing process has concluded.
As previously disclosed, on September 25, 2023, the Company also received a deficiency letter from the Staff notifying the Company that it was not in compliance with the requirement to maintain a minimum bid price of at least $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2).
The Company is diligently working to regain compliance with all applicable Nasdaq listing criteria; however, there can be no assurance that a hearing with the Panel will be successful or, if the Panel determines to continue the Company’s listing, that the Company will be able to satisfy the continued listing criteria subsequent to the hearing.
Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that a hearing with the Panel will result in a successful appeal of the Staff’s delisting determination; that if granted an additional compliance period, the Company will be able to regain compliance with the minimum stockholders' equity, bid price requirement, or other Nasdaq compliance standards during such compliance period or in the future; or that if such standards are met, the Company can maintain compliance in the future. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

November 17, 2023	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer